RAYTHEON COMPANY

                    15,000,000 8.25% EQUITY SECURITY UNITS

                                 TERMS AGREEMENT


                                                                   May 3, 2001
Raytheon Company
141 Spring Street
Lexington, Massachusetts  02173

Attention:  Mr. Franklyn A. Caine
         Senior Vice President and
         Chief Financial Officer


Dear Ladies & Gentlemen:

      On behalf of the several Underwriters named in Schedule A hereto (the "Underwriters") and for their respective accounts, we offer to purchase the
 ------------
securities (the "Securities") described below on and subject to the terms and
                 ----------
conditions of the Underwriting Agreement attached as Schedule B hereto (the "Shelf Underwriting Agreement"), as amended and supplemented by this Terms
 ----------------------------
Agreement (as so amended and supplemented, the "Underwriting Agreement"). The
                                                ----------------------
Underwriting Agreement was filed as exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-44321) of Raytheon Company, a Delaware corporation (the "Company"), which Registration Statement was amended by the Company's
 -------
Registration Statement (such registration statements, the "Registration
                                                           ------------
Statement") on Form S-3 (File No. 333-58474). Reference is made to Section 7(d)
---------
of this Terms Agreement for a list of defined terms used in this Terms
Agreement.

      The Shelf Underwriting Agreement is hereby amended and supplemented, solely for the purposes of this Terms Agreement, as follows:

     1. Introduction.
     ----------------

          (a) The first sentence of Section 1 is amended by deleting the word "debt" from the first sentence thereof.

          (b) Section 1 is amended by deleting the second sentence thereof.

          (c) The third sentence of Section 1 is supplemented by adding the phrase "or classes" after the word "series."

          (d) The first sentence of the second paragraph of Section 1 is deleted

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                                                                               2

          (e) Section 1 is amended by adding the following as the final paragraphs of that section:

          The Underwriters propose to purchase from the Company 15,000,000 of the Company's 8.25% Equity Security Units (the "Firm Units"). In addition, the
                                                ----------
Underwriters propose that the Company grant them an option to purchase up to an additional 2,250,000 Units (the "Option Units") on the terms and for the
                                 ------------
purposes set forth in Section 3. The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units."
                                                    -----

          Each Unit will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will agree to purchase from the
 -----------------
Company, and the Company will agree to sell to the holder, on May 15, 2004, for $50 per share, a number of shares of its Class B common stock, par value $0.01 per share (as such class of common stock may be reclassified as set forth in the Prospectus (as defined below, the "Common Stock"), equal to the settlement rate,
                                   ------------
as set forth in the Prospectus, and (ii) the Company will pay to the holder contract adjustment payments at the annual rate of 1.25% payable quarterly in arrears, as set forth in the Prospectus, and (b) a trust preferred security (a "Trust Preferred Security"), stated liquidation amount of $50 per Trust
 ------------------------
Preferred Security, representing an undivided beneficial ownership interest in the assets of RC Trust I, a Delaware business trust (the "Trust"), which will
                                                          -----
bear an annual rate of 7% payable quarterly in arrears. In accordance with the terms of a Purchase Contract Agreement (the "Purchase Contract Agreement") to be
                                             ---------------------------
entered into between the Company and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), the holders of the Units will pledge the
            -----------------------
Trust Preferred Securities to Bank One Corporation, as Collateral Agent (the "Collateral Agent") and as Custodial Agent (the "Custodial Agent"), pursuant to
 ----------------                                ---------------
a Pledge Agreement (the "Pledge Agreement") to be entered into among the
                         ----------------
Company, the Purchase Contract Agent, Bank One Corporation, as Securities Intermediary (the "Securities Intermediary"), and the Collateral Agent, to
                   -----------------------
secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The Trust Preferred Securities will be subject to remarketing to satisfy the Unit holders' obligations to settle the Purchase Contract under the Purchase Contract Agreement under a Remarketing Agreement to be entered between the Company and a nationally recognized investment banking firm, as Remarketing Agent (the "Remarketing Agreement").
            ---------------------

            The Company will issue and exchange $773,195,900 aggregate principal amount of its 7.00% Subordinated Notes due May 15, 2006 (the "Subordinated
                                                              ------------
Notes"), to be issued pursuant to the Indenture dated as of July 3, 1995 (the
-----
"Original Indenture") as supplemented by a First Supplemental Indenture dated as
 ------------------
of May 2, 2000 (the "First Supplemental Indenture") and by a Second Supplemental
                     ----------------------------
Indenture to be entered into (the "Second Supplemental Indenture" and, together
                                   -----------------------------
with the Original Indenture and the First Supplemental Indenture, the "Indenture"), in each case, between the Company and The Bank of New York, as
 ---------
Trustee (the "Indenture Trustee"), for 463,918 common securities, par value
              -----------------
$0.01 per share (the "Common Securities" and, together with the Trust Preferred
                      -----------------
Securities, the "Trust Securities"), and for 15,000,000 Trust Preferred
                 ----------------
Securities, in each case, of the Trust. The Company will own all of the beneficial ownership interests represented by the common securities of the Trust. The Company will guarantee, on a subordinated and unsecured basis (the "Guarantee"), all payments due of the Trust Securities to the extent set forth
 ---------
in a Guarantee Agreement (the "Guarantee Agreement") to be entered into between
                               -------------------
the Company and The Bank of New York, as trustee (the "Guarantee
                                                       ---------

Trustee"), for the benefit of the holders from time to time of the Trust
-------
Securities. The Trust Securities will be issued pursuant to a declaration of the Trust (the "Original Declaration"), as amended by the Amended and Restated
            --------------------
Declaration of the Trust (the "Amended Declaration" and, together with the
                               -------------------
Original Declaration, the "Declaration"), among the Company, as Sponsor, Richard
                           -----------
A. Goglia, Franklyn A. Caine and Thomas D. Hyde, as trustees (the "Regular
                                                                   -------
Trustees"), The Bank of New York, as Property Trustee (the "Property Trustee"),
--------                                                    ----------------
The Bank of New York (Delaware) as the Delaware Trustee (the "Delaware Trustee"
                                                              ----------------
and, together with the Property Trustee and the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial ownership
 --------
interests in the assets of the Trust.

            The Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Indenture, the Declaration, the Guarantee Agreement and this Agreement are referred to herein collectively as the "Transaction
                                                               -----------
Agreements," and the Units, the Purchase Contracts, the Trust Securities, the
----------
Subordinated Notes and the Guarantee are referred to herein collectively as the "Securities."
 ----------

            Concurrently with the offering and sale of the Units, the Company has also conducted an offering and will sell to the Underwriters 12,500,000 shares of its class B common stock, par value $0.01 per share, with an option to purchase 1,875,000 additional shares to cover over-allotments, if any (the "Common Offering"), pursuant to a separate underwriting agreement dated the date
 ---------------
hereof among the Company and the Underwriters. The consummation of the two offerings is not conditioned on each other.

     2. Representations and Warranties of the Company and the Trust.
     --------------------------------------------------------------

          (a) The first, introductory phrase of Section 2 is supplemented by adding the phrase "as to itself and the Trust" before the final word of that phrase "that."

          (b) Section 2(a) is amended by deleting the phrase "A registration statement (No. 333-44321)" and replacing it with the phrase "The Registration Statement" (as defined in this Terms Agreement).

          (c) Section 2 is amended by adding the following as the final paragraphs of that section:

          (d) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission; and no order preventing or suspending the use of the Preliminary Prospectus (as defined below) or the Prospectus has been issued by the Commission, and the Preliminary Prospectus and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

          (e) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Trust Act") with the trust power and authority
                        ------------------
to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument and after the Trust executes the Declaration, the Trust will not be a party to or bound by any agreement or instrument other than this Agreement, the Remarketing Agreement, the Declaration and the other agreements entered into in connection with the transactions contemplated hereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Remarketing Agreement and the Declaration and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (f) Each of the Securities and the Transaction Agreements has been duly authorized by the Company and the Trust, as the case may be, and conforms to the description thereof contained in the Prospectus.

          (g) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Securities pursuant to the Company's charter or by-laws or any agreement or instrument, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Stock Purchase Agreement, the Pledge Agreement and the Declaration of Trust.

          (h) The Units, when duly executed by the Company (assuming due execution by the Purchase Contract Agent as attorney-in-fact for the holders thereof and due authentication by the Purchase Contract Agent) and delivered by the Company and upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           (i) The Subordinated Notes, when duly executed, authenticated, issued and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (j) The Guarantee, when duly executed, authenticated, issued and delivered as contemplated by the Guarantee Agreement, will be duly and validly issued and outstanding, and will constitute a valid and binding obligation of the Company entitled to the benefits of the Guarantee Agreement, and enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (k) The Trust Securities, upon issuance and delivery and payment therefor in the manner described herein, will be validly issued, fully paid and, in the case of the Preferred Securities, non-assessable and will conform to the descriptions contained in the Prospectus.

          (l) The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

          (m) Each of the Transaction Agreements has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the respective other parties thereto) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (n) The Securities and the Transaction Agreements will conform to the descriptions thereof contained in the Prospectus.

          (o) The execution, delivery and performance of the Transaction Agreements, the issuance and sale or exchange, as the case may be, of the Securities and the consummation by the Company and the Trust of the transactions contemplated hereby and thereby (collectively, the "Transactions") will not (1)
                                                    ------------
conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or the Trust is a party or by which the Company, any of its subsidiaries or the Trust is bound or to which any of the properties or assets of the Company, any of its subsidiaries or the Trust is subject, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company, (2) result in any violation of the provisions of the charter or by-laws (or equivalent organizational documents) of the Company, any of its subsidiaries or the Trust or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries, the Trust or any of their respective properties or assets, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company, and (4) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transactions or the issuance and sale or exchange of the Securities, as the case may be, except for (a) the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, of the Units, the Trust Preferred Securities, the Subordinated Notes, the Guarantees and the Common Stock to be issued and sold pursuant to the Purchase Contracts, (b) the qualification of the Indenture, the Guarantee Agreement and the Declaration under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, and (c) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and applicable state securities laws in connection with the purchase of the Units (and the securities which are components of the Units as set forth above) by the Underwriters pursuant to the Underwriting Agreement.

          (p) Neither the Company nor the Trust is, or will be after the application of the net proceeds of the offering of the Units and the Common Offering, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     3. Purchase and Offering of Securities.
     --------------------------------------

     Section 3 of the Shelf Underwriting Agreement is hereby supplemented as follows, and to the extent the Terms Agreement is inconsistent with the Shelf Underwriting Agreement, the Terms Agreement will govern:

          (a) Purchase of the Units by the Underwriters; Grant of Option. On the
              ----------------------------------------------------------
basis of the representations and warranties contained in, and subject to the terms and conditions of, the Underwriting Agreement, the Company hereby agrees to sell 15,000,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Units set forth opposite such Underwriter's name in Schedule A hereto.

            In addition, the Company hereby grants to the Underwriters an option to purchase up to 2,250,000 Option Units. Such option is granted solely for the purpose of covering over-allotments in the sale of the Firm Units and is exercisable as provided below. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the name of such Underwriter in Schedule A hereto. The respective obligations of each Underwriter with respect to the Option Units shall be adjusted by Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as Representatives of the Underwriters (the "Representatives") so that no
                                                   ---------------
Underwriter should be obligated to purchase Option Units other than in 100 unit amounts.

          The price of both the Firm Units and any Option Units to the Underwriters shall be $48.50 per Unit.

          The Company shall not be obligated to deliver any of the Units to be delivered on the First Delivery Date (as hereinafter defined) or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

          (b) Delivery of and Payment for the Units. Delivery of and payment for
              -------------------------------------
the Units shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York New York 10017, at 9:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First
                                                                      -----
Delivery Date." On the First Delivery Date, the Company, through the facilities
-------------
of The Depository Trust Company ("DTC"), shall deliver or cause to be delivered
                                  ---
a securities entitlement with respect to the Firm Units to the Representatives for the account of each Underwriter against payment to or upon the order of the Trust of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to the Underwriting Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Units will be registered in the name of Cede & Co., as nominee for DTC.

          At any time on or before the 13th after the date of this Agreement the option granted above may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Underwriters, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the
                    --------------------
Second Delivery Date are sometimes each referred to as a "Delivery Date".
                                                          -------------

          Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 9:00 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company, through the facilities of DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Units to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to the Underwriting Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Units shall be registered in the name of Cede & Co., as nominee of DTC.

          The Trust Preferred Securities underlying the Units will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Securities Intermediary of the Trust Preferred Securities to be pledged to the Collateral Agent in accordance with the Pledge Agreement.

     4. Certain Agreements of the Company
     ------------------------------------

          (a) Section 4(f) of the Shelf Underwriting Agreement is amended by replacing it with the following new Section 4(f):

          Expenses. The Company agrees to pay (a) the fees, disbursements and
          --------
expenses of its counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto; (b) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to any such prospectus or any document incorporated by reference therein, all as provided in this Agreement;
(e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the filing fees and any expenses of legal counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units, including any fees incurred on behalf of or disbursements by Morgan Stanley & Co. Incorporated in its capacity as "qualified independent underwriter"; (h) any fees charged by securities rating services for rating the Units (or any related security); (i) the fees and expenses of the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Indenture Trustee, the Property Trustee, the Delaware Trustee and the Guarantee Trustee and their respective counsel; (j) any transfer taxes payable in connection with the sale of the Units to the Underwriters; and (k) all other costs and expenses incident to the performance of the obligations of the Company under the Underwriting Agreement; provided that, except as provided in this
Section 4 of the Shelf Underwriting Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

          (b) Section 4(g) of the Shelf Underwriting Agreement is replaced with the following new Section 4(g):

            "The Company agrees and each of its executive officers and directors will execute and deliver an agreement, the form of which is contained in Schedule D hereto, to the effect that he or she will agree, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, shares of the common stock of the Company, securities convertible into or exchangeable or exercisable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any of such aforementioned transaction is to be settled by delivery of the Company's common stock or such other securities, in cash or otherwise, or publicly dispose the Company's intention to make any offer, sale, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., for a period of 90 days after the date of the Prospectus, except that (1) the Company may sell or transfer shares of its Common Stock in connection with the forward/reverse stock split and reclassification of the Company's Common Stock, as described in the Prospectus, and (2) directors and executive officers of the Company may, with the consent of the Company and consistent with the Underwriting Agreement, sell up to 30,000 shares of the Company's Class A and Class B common stock to pay for tax liabilities owed to U.S. and state governments in the ordinary course."

     5. Conditions of the Obligations of the Underwriters.
     ----------------------------------------------------

          (a) Section 5(a) and Section 5(i), the latter section as renumbered below as Section 5(m) of the Shelf Underwriting Agreement, are amended by replacing the name of "Coopers & Lybrand L.L.P." with the name
"PricewaterhouseCoopers L.L.P."

          (b) The text of Section 5(b) is deleted and replaced with "[Reserved]."

          (c) Section 5(e) is amended as follows:

               (1) Paragraph (ii) is replaced by the following new paragraphs
     (iii) - (viii):

                        (iii) The Units have been duly authorized, executed and
            delivered by the Company and (assuming due execution by the Purchase Contract Agent as attorney-in-fact of the holders thereof and due authentication by the Purchase Contract Agent) upon payment therefor as set forth herein, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                        (iv) The Subordinated Notes have been duly authorized,
            executed and delivered by the Company and (assuming due authentication by the Indenture Trustee) upon payment therefor as set forth herein, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                        (v) The Guarantee has been duly authorized, executed and
            delivered by the Company and (assuming due authentication by the Guarantee Trustee) upon payment therefor as set forth herein, will constitute valid and binding obligations of the Company entitled to the benefits of the Guarantee Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                        (vi) The unissued shares of Common Stock to be issued
            and sold by the Company pursuant to the Purchase Contracts have been duly and validly authorized and reserved for issuance and when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

                        (vii) The Underwriting Agreement has been duly
            authorized, executed and delivered by the Company.

                        (viii) Each of the Indenture, the Guarantee Agreement,
            the Stock Purchase Agreement, the Pledge Agreement, the Remarketing Agreement and the Declaration has been duly authorized, executed and delivered by the Company and (assuming due authentication, execution and delivery by the respective other parties thereto) constitutes a valid and binding agreement of each of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (2) Paragraphs (iv) and (v) are deleted.

               (3) Paragraph (vi) is renumbered paragraph (ix).

               (4) Section 5(e) is supplemented by adding the following new paragraph (x):

                        (x) There are no preemptive or other rights to subscribe
            for or to purchase, nor any restriction upon the voting or transfer of, any Securities issuable pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Stock Purchase Agreement, the Pledge Agreement and the Declaration of Trust.

            (d) Section 5(f) is amended as follows:

               (1) The word "Indenture" in Section 5(f)(i) is replaced with the phrase "Transaction Agreements."

               (2) The following new paragraph is added as paragraph (ii):

                        (ii) "Based upon current law, the assumptions and facts
            stated or referred to in the Prospectus Supplement (including under the caption `U.S.

            Federal Income Tax Consequences') and certain representations you and Raytheon Company have provided to us and subject to the qualifications and limitations set forth in the Prospectus Supplement (including under the caption `U.S. Federal Income Tax Consequences'), the statements set forth in the Prospectus Supplement under the caption `U.S. Federal Income Tax Consequences," insofar as they purport to constitute summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto (but not insofar as they relate to expectations, intentions or determinations), constitute accurate summaries of the matters described under such caption in all material respects."

               (3) Paragraph (ii) is renumbered paragraph (iii), and is restated, as follows:

                        (iii) Assuming the proper filing of the Statement of
            Eligibility Under the Trust Indenture Act of 1939 of a corporation designated to act as Trustee on Form T-1 by the Company, the Second Supplemental Indenture, the Declaration and the Guarantee Agreement have been duly qualified under the Trust Indenture Act.

               (4) Paragraph (iii) is renumbered paragraph (iv), paragraph (iv) is renumbered paragraph (v), paragraph (v) is renumbered paragraph (vi) and paragraph (vi) is renumbered paragraph (vii).

               (5) The following new paragraph is added to Section 5(f) as paragraphs (viii):

                        (viii) The provisions of the Pledge Agreement will be,
            on the First Delivery Date, effective to create, in favor of the Collateral Agent for the benefit of the Company, a valid security interest under the Uniform Commercial Code as in effect on the date of such opinion in the State of New York (the "New York UCC") in the
                                                           ------------
            Pledged Preferred Securities, Pledged Subordinated Notes, Applicable Ownership Interests (as specified in clause (A) of the definition thereof in the Declaration) of the Treasury Portfolio and Pledged Treasury Securities from time to time credited to the Collateral Account in accordance with the Pledge Agreement. For purposes of such counsel's opinion, capitalized terms used in this paragraph shall have the meanings ascribed to such terms in the Pledge Agreement.

            (e) Section 5(g) is amended by replacing the name "Cravath, Swaine & Moore" with the name "Simpson Thacher & Bartlett".

            (f) Section 5 is supplemented by adding the following new Sections 5(h), 5(i), 5(j) and 5(k):

                  5(h) Richards, Layton & Finger, P.A. shall have furnished to the Underwriters its written opinion, as special Delaware counsel to the Company and the

      Trust, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) The Trust has been duly created and is validly
            existing in good standing as a business trust under the Delaware Trust Act. Under the Delaware Trust Act and the Declaration, the Trust has the trust power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Trust Securities.

                        (ii) The Common Securities have been duly authorized by
            the Declaration and, when issued and delivered by the Trust to the Company, with the Trust Preferred Securities, in exchange for the Subordinated Notes in accordance with the terms of the Declaration and as described in the Prospectus, will be validly issued and (subject to the terms in this paragraph) fully paid undivided beneficial interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of the Declaration, will be required to make payment or provide indemnity or security as set forth in the Declaration and will be liable for the debts and obligations of the Trust to the extent provided in the Declaration); under the Delaware Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

                        (iii) The Trust Preferred Securities have been duly
            authorized by the Declaration and, when issued and delivered in accordance with the terms of the Declaration against payment therefor as set forth herein, the Trust Preferred Securities will be validly issued and (subject to the terms in this paragraph) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, the holders of the Trust Preferred Securities will be entitled to the benefits of the Declaration (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of the Declaration and will be required to make payment or provide indemnity or security as set forth in the Declaration); under the Delaware Trust Act and the Declaration, the issuance of the Trust Preferred Securities is not subject to preemptive rights.

                        (iv) Under the Delaware Trust Act and the Declaration,
            all necessary trust action has been taken to duly authorize the execution, delivery and performance by the Trust of the Underwriting Agreement and the Remarketing Agreement.

                        (v) Assuming the Declaration has been duly authorized by
            the Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, and is enforceable against the Company and the Regular Trustees, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                        (vi) The issuance by the Trust of the Trust Securities
            in exchange for the Subordinated Notes, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and compliance by the Trust with its obligations hereunder do not violate any of the provisions of the Certificate of Trust or the Declaration or any applicable Delaware law or administrative regulation.

                        (vii) Assuming that the Trust derives no income from or
            connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the Trust solely in connection with the due authorization, execution and delivery by the Trust of the Underwriting Agreement or the offering, issuance, sale or delivery of the Trust Preferred Securities.

                  5(i) Emmet Marvin & Marvin shall have furnished to the Underwriters its written opinion, as counsel to The Bank of New York, as Property Trustee and Guarantee Trustee, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) Each of the Property Trustee and the Guarantee
            Trustee is duly incorporated as a New York banking corporation with all necessary power and authority to execute and deliver and perform their respective obligations under the terms of the Amended Declaration and the Guarantee Agreement.

                        (ii) The execution, delivery and performance by the
            Property Trustee of the Amended Declaration and the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Amended Declaration has been duly executed and delivered by the Property Trustee and the Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee and each constitutes the valid and binding agreement of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                        (iii) The execution, delivery and performance of the
            Amended Declaration and the Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee and the Guarantee Trustee, respectively.

                        (iv) No consent, approval or authorization of, or
            registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Amended Declaration and the Guarantee Agreement, respectively.

                  5(j) Richards, Layton & Finger, P.A. shall have furnished to the Underwriters its written opinion, with respect to The Bank of New York (Delaware), as Delaware Trustee, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) The Delaware Trustee has been duly incorporated and
            is validly existing as a banking corporation in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the terms of the Amended Declaration.

                        (ii) The execution, delivery and performance by the
            Delaware Trustee of the Amended Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Amended Declaration constitutes the valid and binding agreement of the Delaware Trustee, and is enforceable against the Delaware Trustee, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                        (iii) The execution, delivery and performance of the
            Amended Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

                        (iv) No consent, approval or authorization of, or
            registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Amended Declaration.

                  5(k) Emmet Marvin & Marvin shall have furnished to the Underwriters its written opinion, as counsel to The Bank of New York, as Purchase Contract Agent, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) The Purchase Contract Agent is duly incorporated as
            a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

                        (ii) The execution, delivery and performance by the
            Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Units have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                        (iii) The execution, delivery and performance of the
            Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

                        (iv) No consent, approval or authorization of, or
            registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

            (g) Sections 5(h) and 5(i) are renumbered Sections 5(l) and 5(m), respectively.

     6. Indemnification and Contribution.
     -----------------------------------

            (a) Section 6 is supplemented by adding the following sentence at the end of paragraph (a) thereof, as follows:

            "The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Units, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct."

            (b) Section 6 is supplemented by adding the following sentence at the end of paragraph (c) thereof, as follows:

            "Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act."

     7.    Other.
     -----------

            (a) Counterparts. The Terms Agreement may be executed in one or more
                ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            (b) Headings. The headings herein are inserted for convenience of
                --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, the Underwriting Agreement.

            (c) Incorporation By Reference; Entire Agreement. This Terms
                --------------------------------------------
Agreement incorporates by reference the Shelf Underwriting Agreement, as amended and supplemented by this Terms Agreement, and the Underwriting Agreement constitutes the entire agreement among the parties hereto with respect to the Securities and related matters stated herein.

            (d) Definitions.
                -----------

                  (i) Capitalized terms that are not defined in this Terms
            Agreement have the meanings assigned to them in the Shelf Underwriting Agreement, except as such terms are modified below.

                  (ii) For purposes of the Underwriting Agreement, the
            capitalized terms used in this Terms Agreement that are not otherwise defined as defined and the terms set forth below which are defined in the Shelf Underwriting Agreement are modified as follows:

                      (A) the phrase "Closing Date" in the Shelf Underwriting
                  Agreement is replaced by the phrase "the applicable Delivery
                                                       -----------------------
                  Date" as defined in this Terms Agreement;
                  ----

                      (B) the defined term the "Act" in the Shelf Underwriting
                  Agreement means the "Securities Act" as defined in this Terms Agreement;

                      (C) "Preliminary Prospectus" means the Preliminary
                  Prospectus Supplement dated April 24, 2001 of the Company relating to the Securities, supplementing the Prospectus (as defined in the Shelf Underwriting Agreement);

                      (D) "Prospectus" shall mean the final Prospectus
                  Supplement dated the date hereof of the Company relating to the Securities, supplementing the Prospectus (as defined in the Shelf Underwriting Agreement);

                      (E) the defined term the "Prospectus" in the Shelf
                  Underwriting Agreement means the Prospectus as defined above; and

                      (F) the term the "Securities" in the Shelf Underwriting
                  Agreement means the "Securities" as defined in this Terms Agreement.

      Please signify your acceptance of our offer by signing the enclosed response to us on the space provided and returning it to us not later than 5:00 pm (eastern standard time) today.

                              Very truly yours,

                              CREDIT SUISSE FIRST BOSTON CORPORATION
                              SALOMON SMITH BARNEY INC.
                              BANC OF AMERICA SECURITIES LLC
                              J.P. MORGAN SECURITIES INC.
                              MORGAN STANLEY & CO. INCORPORATED
                              BNP PARIBAS SECURITIES CORP.
                              COMMERZBANK CAPITAL MARKETS CORP.
                              CREDIT LYONNAIS SECURITIES (USA) INC.
                              FIRST UNION SECURITIES, INC.
                              MELLON FINANCIAL MARKETS, LLC
                              ROBERTSON STEPHENS, INC.
                              SCOTIA CAPITAL (USA) INC.
                              SG COWEN SECURITIES CORPORATION



                              By:  CREDIT SUISSE FIRST BOSTON CORPORATION

                              By:  SALOMON SMITH BARNEY INC.

                              On behalf of themselves and as Representatives of the several Underwriters,


                              CREDIT SUISSE FIRST BOSTON CORPORATION

                              By:  /s/ Scott E. Zoellner
                                    Name:  Scott E. Zoellner
                                    Title: Director

                              SALOMON SMITH BARNEY INC.

                              By:  /s/ Caeasar Sweitzer
                                  -------------------------------
                                    Name:  Caesar Sweitzer
                                    Title: Managing Director

                                                                      SCHEDULE A

        UNDERWRITER                                       NUMBER OF UNITS
        -----------                                       ---------------

        Credit Suisse First Boston Corporation.......        6,750,000
        Salomon Smith Barney Inc.....................        3,750,000
        Banc of America Securities LLC...............          900,000
        J.P. Morgan Securities Inc...................          900,000
        Morgan Stanley & Co. Incorporated............          900,000
        First Union Securities, Inc. ................          270,000
        Robertson Stephens, Inc. ....................          270,000
        SG Cowen Securities Corporation..............          270,000
        BNP Paribas Securities Corp. ................          198,000
        Commerzbank Capital Markets Corp. ...........          198,000
        Credit Lyonnais Securities (USA) Inc. .......          198,000
        Mellon Financial Markets, LLC................          198,000
        Scotia Capital (USA) Inc. ...................          198,000
                                                               -------
                                                Total       15,000,000
                                                            ==========

                                                                      SCHEDULE B


                             Underwriting Agreement

                                   [attached]

                                                                      SCHEDULE C

                   [Form of Acceptance Letter by the Company]

                        [Letterhead of Raytheon Company]



Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
                                                            May 3, 2001

As Representatives of the Several Underwriters

c/o   Credit Suisse First Boston Corporation
        Eleven Madison Avenue
        New York, New York  10010

c/o   Salomon Smith Barney Inc.
        388 Greenwhich Street
        New York, New York  10013

      We hereby accept the offer contained, and on the terms set forth, in the Terms Agreement dated May 3, 2001 (the "Terms Agreement") addressed by you to us
                                        ---------------
relating to the Units (as defined in the Terms Agreement) of the Company.

                                    Very truly yours,

                                    RAYTHEON COMPANY



                                    By:
                                          ------------------------------
                                          [Name]
                                          [Title]

                                                                      SCHEDULE D

         Form of Lock-Up Agreement for Executive Officers and Directors


CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
 BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
COMMERZBANK CAPITAL MARKETS CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FIRST UNION SECURITIES, INC.
MELLON FINANCIAL MARKETS, LLC
ROBERTSON STEPHENS, INC.
SCOTIA CAPITAL (USA) INC.
SG COWEN SECURITIES CORPORATION

c/o   Credit Suisse First Boston Corporation                         May 3, 2001
        Eleven Madison Avenue
        New York, NY  10010-3629

c/o   Salomon Smith Barney Inc.
        388 Greenwhich Street
        New York, New York  10013

Dear Ladies and Gentlemen:

            The undersigned understands that you and certain other firms propose to enter into a Terms Agreement dated May 3, 2001 providing for the purchase by you and such other firms (the "Underwriters") of 8.25% Equity Security Units (the "Equity Units") of Raytheon Company (the "Company") and a Terms Agreement dated May 3, 2001 providing for the purchase by the Underwriters of Class B common stock of the Company, each of which incorporates, amends and supplements the Company's form of Underwriting Agreement for Debt Securities (collectively the "Underwriting Agreement") and that the Underwriters propose to reoffer the Equity Units and the Common Stock to the public (the "Offering").

            In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, during the period commencing on the date the undersigned signs this agreement and ending 90 days after the date of the Prospectus (as defined in the Underwriting Agreement), without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the

Securities Act relating to, shares of the common stock of the Company, securities convertible into or exchangeable or exercisable for any shares of the Company's common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such aforementioned transaction is to be settled by delivery of the Company's common stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

            Notwithstanding the foregoing, the undersigned may nonetheless (a) transfer shares of common stock by way of testate or intestate succession or by operation of law, (b) transfer shares to members of the undersigned's immediate family or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or members of the undersigned's immediate family, and (c) transfer shares to charitable organizations; provided, however, that, in the case of transfers pursuant to clauses (a), (b) and (c) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained in the immediately preceding paragraph and such transfer is not effective until the agreement to be bound by the restrictions on transfer is executed by the transferee.

            In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

            It is understood that, if the Company notifies you that it does not intend to proceed with the Offering prior to 30 days, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock, the undersigned will be released from its obligations under this agreement.

            The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this agreement.

                                          Very truly yours,


                                          By:
                                             ----------------------------
                                               Name:
                                               Title:

Dated:
      ------------------